Exhibit 16.1

August 15, 2011

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-6010

Dear Sir/Madam,

We have read Item 4.01, and are in agreement with, the statements as they related to our firm being made by China XD Plastics Company Limited in Item 4.01 of its Form 8-K dated August 15, 2011, captioned "Changes in Registrant's Certifying Accountant".  We have no basis to agree or disagree with the other statements contained therein.

Yours faithfully,

/s/ Moore Stephens
Moore Stephens
Hong Kong